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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Kite Realty Group Trust that is made a part of the Registration Statement (Form S-4) and Prospectus of Kite Realty Group Trust for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated March 7, 2014, with respect to the consolidated financial statements and schedule of Kite Realty Group Trust and Subsidiaries, and the effectiveness of internal control over financial reporting of Kite Realty Group Trust and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Indianapolis, Indiana March 18, 2014

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm